UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GEOVAX LABS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Rules 14a-6(i)(1) and 0-11

GEOVAX LABS, INC.

1955 Lake Park Drive, Suite 300

Smyrna, Georgia 30080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are hereby notified that the Annual Meeting of Stockholders of GeoVax Labs, Inc. (“GeoVax” or the “Company”) will be held on June 17, 2026, at 8:30 a.m. local time, at the offices of Womble Bond Dickinson (US) LLP, 1331 Spring Street, NW, Suite 1400, Atlanta, Georgia 30309, for the following purposes:

1.	To elect seven directors to serve until the 2027 Annual Meeting of Stockholders;

2.

To approve, pursuant to Nasdaq listing rules, the issuance of up to 865,804 shares of our common stock upon the exercise of common stock purchase warrants (the “February 2026 Warrants”) issued to certain institutional investors in connection with the private placement offering which closed on February 17, 2026 (the “February 2026 Warrant Exercise Proposal”);

3.

To approve, pursuant to Nasdaq listing rules, the issuance of up to 1,269,316 shares of our common stock upon the exercise of common stock purchase warrants (the “March 2026 Warrants”) issued to certain institutional investors in connection with the warrant exercise inducement which occurred on March 31, 2026 (the “March 2026 Warrant Exercise Proposal”);

4.	To ratify the appointment of Wipfli LLP as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2026;

5.	To hold an advisory vote on the compensation of our Named Executive Officers (as defined in the Proxy Statement);

6.	To hold an advisory vote on the frequency of future advisory votes on the compensation of our Named Executive Officers; and

7.	To transact such other business as properly may come before the Annual Meeting or any adjournments thereof.

Holders of our common stock owning such shares of record at the close of business on April 20, 2026 are entitled to attend and vote at the Annual Meeting and any continuation or adjournment thereof. The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. The Company does not contemplate discussing any other business at the meeting.

Your vote is very important. Please vote whether or not you plan to attend the Annual Meeting. Your promptness in voting will assist us in ensuring that a quorum is present or represented. The Notice of Internet Availability of Proxy Materials contains instructions on how to vote online or by telephone. If you have received a paper copy of our proxy materials, please mark, date, and sign and return the enclosed proxy card in the accompanying reply envelope to ensure receipt by our tabulator. You may also vote on-line or by phone by following the instructions contained in the accompanying Proxy Statement. You may attend the Annual Meeting and vote your shares in person if you wish.

If you have any questions or need assistance voting your shares, please contact our Proxy Solicitor:

Laurel Hill Advisory Group

Banks and Brokers Call (516) 933-3100

All Others Call Toll-Free (888) 742-1305

By Order of the Board of Directors

Mark W. Reynolds

Corporate Secretary

April 27, 2026

Smyrna, Georgia

Preliminary Copies

GEOVAX LABS, INC.

1955 Lake Park Drive, Suite 300

Smyrna, Georgia 30080

PROXY STATEMENT

For The

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 17, 2026

This Proxy Statement is furnished in connection with the solicitation of your proxy on behalf of the Board of Directors (the “Board”) by GeoVax Labs, Inc., a Delaware corporation (“GeoVax” or the “Company”), for use at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Womble Bond Dickinson (US) LLP, 1331 Spring Street, NW, Suite 1400, Atlanta, Georgia 30309, on June 17, 2026, at 8:30 a.m. local time and at any adjournment or postponement thereof. Our Board of Directors has fixed the close of business on April 20, 2026 as the record date (“Record Date”) for determining GeoVax stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting. On or about April 27, 2026, the Company started mailing to its stockholders the Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy card, and our Annual Report on Form 10-K (collectively, the “Proxy Materials”). The Proxy Materials are available online at www.proxyvote.com. Stockholders who receive a paper copy of the Proxy Materials, including this Proxy Statement and a form of proxy card or instruction card, may vote online, by telephone or by mail.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What Am I Voting On?

At the Annual Meeting, the stockholders will be asked to consider and vote upon the following proposals:

1.	To elect seven directors to serve until the 2027 Annual Meeting of Stockholders;
2.

To approve, pursuant to Nasdaq listing rules, the issuance of up to 865,804 shares of our common stock upon the exercise of common stock purchase warrants (the “February 2026 Warrants”) issued to certain institutional investors in connection with the private placement offering which closed on February 17, 2026 (the “February 2026 Warrant Exercise Proposal”);

3.

To approve, pursuant to Nasdaq listing rules, the issuance of up to 1,269,316 shares of our common stock upon the exercise of common stock purchase warrants (the “March 2026 Warrants”) issued to certain institutional investors in connection with the warrant exercise inducement which occurred on March 31, 2026 (the “March 2026 Warrant Exercise Proposal”);

4.	To ratify the appointment of Wipfli LLP as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2026;
5.	To hold an advisory vote on the compensation of our Named Executive Officers;
6.	To hold an advisory vote on the frequency of future advisory votes on the compensation of our Named Executive Officers; and
7.	To transact such other business as properly may come before the Annual Meeting or any adjournments thereof.

Who is Entitled to Vote?

Holders of our Common Stock as of the Record Date may vote at the Annual Meeting. Holders of our Common Stock have one vote for each share of Common Stock held on the Record Date. See “How Do I Cast My Vote?” below.

How Does the Board Recommend I Vote?

The Board recommends that you vote your shares:

●	“FOR” the election of the director nominees;
●	“FOR” the February 2026 Warrant Exercise Proposal;
●	“FOR” the March 2026 Warrant Exercise Proposal

●	“FOR” the proposal to ratify the selection of Wipfli LLP as our independent registered public accounting firm.
●	“FOR” the proposal to approve, on an advisory basis, the compensation of our Named Executive Officers; and
●	“THREE YEARS” for the frequency of future advisory votes on the compensation of our Named Executive Officers.

You should carefully consider the detailed discussion of these proposals contained later in this Proxy Statement before voting your shares. If no instructions are indicated, your proxy will be voted FOR each proposal.

How Do I Cast My Vote?

Persons who hold shares of our Common Stock directly on the Record Date and not through a broker, bank or other financial institution (“Record Holders”) may vote by the following methods:

●

Vote by Internet - Over the Internet, by going to www.proxyvote.com. Have your proxy card or Notice Regarding Availability of Proxy Materials in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.

●

Vote by Telephone - Over the telephone, by dialing 1-800-690-6903 from any touch-tone telephone. Have your proxy card or Notice Regarding Availability of Proxy Materials in hand when you call and follow the instructions.

●

Vote by Mail - By mail using the enclosed proxy card. Please complete, sign and date your proxy card and return it promptly in the envelope provided or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717. When the proxy card is properly executed, dated, and timely returned, the shares it represents will be voted in accordance with its instructions.

●	Vote by Attendance- By attending the Annual Meeting in person and voting.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on June 16, 2026.

Persons who hold shares of our Common Stock indirectly on the Record Date through a brokerage firm, bank or other nominee (“Beneficial Holders” or “Street Name Holders”) must return a voting instruction form to have their shares voted on their behalf. Brokerage firms, banks or other nominees that do not receive voting instructions from Beneficial Holders may not vote on any proposal on which the brokerage firm, bank or other nominee does not have discretionary authority to vote (a “Broker Non-Vote”). A large number of brokerage firms, banks and other nominees participate in online programs which provide the opportunity to vote over the Internet or by telephone to eligible Beneficial Holders. Beneficial Holders who elect to access the proxy materials electronically over the Internet through an arrangement with their brokerage firm, bank or other nominee should receive instructions from their brokerage firm, bank or other nominee on how to access the stockholder information and voting instructions. In order to vote shares held by a Beneficial Holder in person at the Annual Meeting, a proxy issued in the owner’s name must be obtained from the stockholder of record (typically your brokerage firm, bank or other nominee) and presented at the Annual Meeting.

Will Stockholders Be Asked to Vote on Any Other Matters?

We do not anticipate that any other matters will be considered at the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote the proxy in accordance with their best judgment on any such matter.

May I Revoke My Proxy?

You may revoke your vote at any time before your proxy is voted at the Annual Meeting. The action you must take to revoke your vote will be different depending on whether your shares are held by you directly as the Record Holder or if your shares are held in “street name” by a brokerage firm, bank or other nominee on your behalf.

If you are the Record Holder of your shares, you may change your vote by:

●	Signing another proxy card with a later date and returning it to us prior to the meeting;
●	Voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Daylight Time, on June 16, 2026;
●	Attending the meeting and notifying the election official that you wish to revoke your proxy and vote in person; or
●	Sending a written revocation or a duly executed proxy bearing a later date to us at our principal offices.

If your shares are held in “street name” by a brokerage firm, bank or other nominee on your behalf, you should follow the instructions provided by your brokerage firm, bank or other nominee for revoking your proxy.

What is the Quorum Requirement for the Annual Meeting?

We need a quorum of stockholders in order to hold the Annual Meeting. A quorum exists when at least one-third of the outstanding shares of our Common Stock entitled to vote are represented, either in person or by proxy, at the Annual Meeting. As of the Record Date, there were 2,892,570 shares of our Common Stock outstanding and entitled to vote. Accordingly, 964,191 shares of our Common Stock must be present either in person or by proxy for a quorum. Abstentions and Broker Non-Votes will be counted as present for purposes of determining the presence of a quorum.

If a quorum is not present or represented at the meeting, the Chairman of the meeting or the stockholders holding a majority in voting power of the shares of Common Stock entitled to vote and present in person or represented by proxy have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum is present or represented. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

What Vote is Required for Approval of the Proposals?

Assuming the presence, in person or represented by proxy, of a quorum:

●

The election of directors will be determined by a plurality of the votes cast at the Annual Meeting if a quorum is present. Stockholders do not have cumulative voting rights in connection with the election of directors. This means that the seven nominees receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal;

●

The February 2026 Warrant Exercise Proposal will be approved by stockholders if the votes cast in favor of the proposal exceed the votes cast against it. Abstentions and Broker Non-Votes, if any, are not considered as votes cast, and therefore will have no effect on the outcome of the vote on this proposal;

●

The March 2026 Warrant Exercise Proposal will be approved by stockholders if the votes cast in favor of the proposal exceed the votes cast against it. Abstentions and Broker Non-Votes, if any, are not considered as votes cast, and therefore will have no effect on the outcome of the vote on this proposal;

●

The selection of our independent registered public accounting firm will be ratified by stockholders if the votes cast in favor of the proposal exceed the votes cast against it. Abstentions are not considered as votes cast, and therefore will have no effect on the outcome of the vote on this proposal. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter, there will be no Broker Non-Votes with respect to this proposal, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

●

The compensation of our Named Executive Officers will be approved, on an advisory basis, if the votes cast in favor of the proposal exceed the votes cast against it. Because the stockholder vote is advisory, it will not be binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers. Abstentions and Broker Non-Votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal; and

●

The frequency of the advisory vote on future advisory votes on the compensation of our Named Executive Officers receiving the greatest number of votes cast – one year, two years, or three years – will be deemed to be the frequency that has been recommended by stockholders. Because the stockholder vote is advisory, it will not be binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will consider the outcome of the vote when making future decisions regarding the frequency of the advisory vote on the compensation of our Named Executive Officers. Abstentions and Broker Non-Votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal.

What Does It Mean if I Receive More Than One Notice of Annual Meeting of Stockholders or One Proxy Card?

Your shares are probably registered in more than one account. You should vote all of your shares.

Where Do I Find the Voting Results of the Annual Meeting?

We will report the voting results in a Current Report on Form 8-K within four business days after the end of the Annual Meeting.

Who Will Pay the Costs of Soliciting Proxies for the Annual Meeting?

The cost of preparing, emailing, assembling and mailing this Proxy Statement and the form of proxy will be borne by GeoVax. Directors, officers and employees of GeoVax may also solicit proxies personally or by mail, telephone, or electronic means. No compensation will be paid for such solicitations. In addition, we will bear the reasonable expenses of brokerage houses and other custodians, nominees and fiduciaries who, at our request, may send proxies and proxy solicitation material to their clients and principals. GeoVax may also engage a third-party vendor to solicit proxies from brokerage firms, banks, institutional and individual holders of shares; the Company will bear the cost of such solicitation.

PROPOSAL 1
ELECTION OF DIRECTORS

Our By-Laws provide that the members of the Board of Directors are to be elected at each annual meeting of stockholders and are to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

Director Nominees

In accordance with the recommendation of the Nominating and Governance Committee of the Board of Directors, the Board of Directors has nominated David A. Dodd, Randal D. Chase, Ph.D., Dean G. Kollintzas, Nicole Lemerond, Robert T. McNally, Ph.D., Jayne Morgan, M.D., and John N. Spencer, Jr. for reelection as directors of GeoVax to serve until the 2027 Annual Meeting of Stockholders, until each of their successors are elected and qualified, or until their earlier death, resignation or removal. Information concerning the director nominees is set forth below under “Corporate Governance – Composition of the Board”. We believe that the nominees will be available and able to serve as directors. In the event that any nominee is unable to serve (which is not anticipated), the holder of your proxy will cast votes for such other persons as they may select.

Board Recommendation

The Board of Directors unanimously recommends a vote “FOR” the election of each director nominee.

CORPORATE GOVERNANCE

The Company’s By-Laws provide that the number of members of our Board of Directors shall be determined from time to time by resolutions of the Board of Directors but shall not be less than three or more than nine. Our Board of Directors currently has seven members.

Composition of the Board

The following table sets forth certain information with respect to each of our directors and director nominees:

Name	Age	Current Position
David A. Dodd	76	Chairman of the Board of Directors, President and Chief Executive Officer
Randal D. Chase, Ph.D. (1)(2)(3)	76	Independent Director
Dean G. Kollintzas (2)(3)	53	Independent Director
Nicole Lemerond (3)	50	Independent Director
Robert T. McNally, Ph.D. (1)(2)	78	Independent Director
Jayne Morgan, M.D. (2)	63	Independent Director
John N. Spencer, Jr. (1)(3)	85	Independent Director

(1)	Member of the Compensation Committee of the Board of Directors.
(2)	Member of the Nominating and Governance Committee of the Board of Directors.
(3)	Member of the Audit Committee of the Board of Directors.

David A. Dodd. Mr. Dodd joined the Board of Directors in March 2010, becoming Chairman of our Board of Directors on January 1, 2011. Effective September 5, 2018, Mr. Dodd became our President and Chief Executive Officer, following Dr. McNally’s retirement. His executive management experience in the pharmaceutical and biotechnology industries spans more than 40 years. From September 2017 to April 2018, he served as Chief Executive Officer, and as a member of the Board of Directors of Medizone International, Inc. (Medizone), a developer and manufacturer of disinfectant systems. On April 20, 2018, Medizone announced that certain of its creditors had commenced an involuntary bankruptcy proceeding under Chapter 11 of the United States Bankruptcy Code against Medizone. The creditors included Medizone’s former Chairman and Chief Executive Officer and its former Director of Operations. From April 2013 to July 2017, Mr. Dodd served as President and Chief Executive Officer, and as a member of the Board of Directors, of Aeterna Zentaris Inc., a drug development company. He was Chairman of the Board of Directors of Aeterna Zentaris, Inc. from May 2014 to May 2016, and continued to serve as a member of its Board of Directors until May 2018. From December 2007 to June 2009, Mr. Dodd was President, Chief Executive Officer and Chairman of BioReliance Corporation, a leading provider of biological safety and related testing services. From October 2006 to April 2009, he served as non-executive Chairman of Stem Cell Sciences Plc., where he oversaw the development and implementation of a strategic growth plan, implementation of an experienced executive team, and the sale of the company to Stem Cells, Inc. in April 2009. Before that, Mr. Dodd served as President, Chief Executive Officer and Director of Serologicals Corporation before it was sold to Millipore Corporation in July 2006 for $1.5 billion. For the five years prior, Mr. Dodd served as President and Chief Executive Officer of Solvay Pharmaceuticals, Inc. and Chairman of its subsidiary Unimed Pharmaceuticals, Inc. He is also the Chief Executive Officer of RiversEdge BioVentures, an investment and advisory firm focused on the life sciences and pharmaceuticals industries, which he founded in 2009. Mr. Dodd holds Bachelor of Science and Master of Science degrees from Georgia State University and completed the Harvard Business School Advanced Management Program. The Board of Directors has concluded that Mr. Dodd should serve on the Board of Directors due to his experience in the pharmaceutical industry and his involvement as an officer and director of the Company, as well as his background in general management, business transformation, corporate partnering, and mergers and acquisitions.

Randal D. Chase, Ph.D. Dr. Chase joined the Board of Directors in March 2015. Dr. Chase is an experienced pharmaceutical and biotechnology executive who currently serves as a business advisor and consultant to companies in the life science sector. From February 2017 to April 2018, Dr. Chase was President and Chief Executive Officer of Advanced Proteome Therapeutics Corporation, a publicly-held biopharmaceutical company; he served as a member of that company’s board of directors from 2015 to April 2018. He served as Chairman of the Board for Medicago, Inc. until its sale to Mitsubishi Tanabe Pharma Corporation in 2013. From 2006 to 2011, he served as President and Chief Executive Officer of Immunovaccine, Inc., a clinical-stage biotechnology company developing vaccines against cancer and infectious diseases. Dr. Chase is also a former president of Shire Biologics, North American Vaccine, Pasteur Merieux Connaught, and Quadra Logic Technologies, Inc. His early career was at Bristol Myers and Glaxo Pharmaceuticals. Dr. Chase holds a Bachelor of Sciences degree in biochemistry from Bishop’s University and a Ph.D. in biochemistry from the University of British Columbia. Dr. Chase completed a post-doctoral fellowship at the McArdle Cancer Institute of the University of Wisconsin. He also attended the Senior Executive Program of the London Business School in the United Kingdom. The Board of Directors has concluded that Dr. Chase should serve on the Board of Directors due to his extensive leadership experience in the pharmaceutical industry, and the vaccine industry in particular.

Dean G. Kollintzas. Mr. Kollintzas joined the Board of Directors in September 2006. Since 2001 Mr. Kollintzas has been an intellectual property attorney specializing in biotechnology and pharmaceutical licensing, FDA regulation, and corporate/international transactions. He is a member of the Wisconsin and American Bar Associations. Since 2004, Mr. Kollintzas has been in private practice. In 2014, he founded Procare Clinical, LLC, a clinical trial management company headquartered in Naperville, IL. Mr. Kollintzas holds a microbiology degree from the University of Illinois and a J.D. from the University of New Hampshire School of Law. The Board of Directors has concluded that Mr. Kollintzas should serve on the Board of Directors due to his experience with intellectual property matters, biotechnology and pharmaceutical licensing, and FDA regulation.

Nicole Lemerond. Ms. Lemerond joined the Board of Directors in August 2022. Ms. Lemerond is a public company board director and financial executive with over 25 years of experience in investment management, private equity, investment banking, mergers/acquisitions, and leveraged finance. She also serves as a director for MediciNova, Inc. and InMed Pharmaceuticals, Inc., where she chairs the Compensation Committees and serves on the Audit Committees. Most recently, Ms. Lemerond served as Managing Partner of NV Capital from February 2010 to August 2022. Prior to that she worked for The Carlyle Group and Lehman Brothers. She has significant corporate governance experience and during her tenure as a board member, she has advised companies and management teams on multiple equity financings and capital raises, various business development opportunities and the hiring / onboarding of new c-suite executives and auditors. Ms. Lemerond has had significant experience in many different facets of finance throughout her career, working with both public and private company management teams and boards to increase stakeholder value. She has led diligence on and executed M&A, Reg D and leveraged finance transactions, totaling over $3 billion while at Lehman Brothers and The Carlyle Group. In addition, she established and led healthcare groups at leading investment firms in the process, raising over $1 billion of capital from institutional investors for these investment funds. Ms. Lemerond holds a Bachelor of Science degree from Cornell University and is a CFA Charterholder. The Board of Directors has concluded that Ms. Lemerond should serve on the Board of Directors due to her extensive experience in investment management and her experience working with management teams to increase stakeholder value.

Robert T. McNally, Ph.D. Dr. McNally joined the Board of Directors in December 2006 and was appointed as our President and Chief Executive Officer effective April 1, 2008, a position he held until his retirement in September 2018. From 2000 to March 2008, Dr. McNally served as Chief Executive Officer of Cell Dynamics LLC, a cGMP laboratory services company. Previously, Dr. McNally was a co-founder and Senior Vice President of Clinical Research for CryoLife, Inc., a pioneering company in transplantable human tissues. He has over 35 years of experience in academic and corporate clinical investigations, management, research, business, quality and regulatory affairs. Dr. McNally is a Fellow of the American Institute for Medical and Biological Engineering, served on the advisory boards of the Petit Institute for Bioengineering and Dupree College of Management at the Georgia Institute of Technology, and is a former Chairman of Georgia Bio, a state trade association. Dr. McNally holds a Bachelor of Science in engineering from Villanova University and his Ph.D. in biomedical engineering from the University of Pennsylvania. The Board of Directors has concluded that Dr. McNally should serve on its Board of Directors by virtue of his prior business and scientific experience, including his experience as Chief Executive Officer of Cell Dynamics, LLC and as Senior Vice President of Clinical Research for CryoLife, Inc., and due to his involvement with the Company as its former President and Chief Executive Officer.

Jayne Morgan, M.D. Dr. Morgan joined the Board of Directors in December 2022. She is a Cardiologist and since August 2024 has served as Vice President of Medical Affairs for Hello Heart, where she has a focus on Women’s Health and AI. From 2015 to 2024, Dr. Morgan served at the Piedmont Healthcare Corporation (most recently as Executive Director of Health and Community Education) where she led initiatives on health literacy and served on the COVID Task Force. She has published multiple studies on cardiology and COVID-19 and is a recognized medical expert for CNN and Scripps News. Previously she served as the Chief Medical Officer of the American Chemistry Council, Global Director of the Cardiorenal Division of Solvay Pharmaceuticals, Assistant Professor of Medicine at the Cleveland Clinic, and the first African American President of the Southeast Life Sciences Association. Dr. Morgan created the educational video series “The Stairwell Chronicles” which provides up-to-date medical and scientific information in an easily understandable format. She is also the host of the new women’s health talk show, HealthyHer, which debuted in November 2024. Dr. Morgan completed her B.S. degree at Spelman College, Medical Degree at Michigan State University, Internal Medicine Residency at George Washington University and her Cardiology and Pacemaker Fellowships at Mount Sinai Medical Center. She currently holds an appointment as Adjunct Associate Professor of Medicine at The Morehouse School of Medicine. The Board of Directors has concluded that Dr. Morgan should serve on the Board of Directors due to her medical background and experience.

John N. (Jack) Spencer, Jr., CPA. Mr. Spencer joined the Board of Directors in September 2006. Mr. Spencer is a certified public accountant and was a partner of Ernst & Young LLP where he spent more than 38 years until he retired in 2000. Mr. Spencer holds a Bachelor of Science degree from Syracuse University, and MBA from Babson College. He also attended the Harvard Business School Advanced Management Program. The Board of Directors has concluded that Mr. Spencer should serve on the Board of Directors by virtue of his experience at Ernst & Young LLP where he was the partner in charge of that firm’s life sciences practice for the southeastern United States, and his clients included a large number of publicly-owned and privately-held medical technology companies.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for making recommendations on nominees for election as directors to the Board of Directors. We do not have specific minimum qualifications that a person must meet in order to serve on our Board of Directors, nor do we have a formal policy about the consideration of any director candidates recommended by stockholders. However, our Nominating and Governance Committee, and our Board of Directors, believe that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders. Each director must also be able to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties. Further, our Board of Directors is intended to encompass a range of talents, experience, skills, backgrounds, and expertise sufficient to provide sound and prudent guidance with respect to the operations and interests of GeoVax and its stockholders. We do not have a formal policy on Board diversity as it relates to race, gender, or national origin.

GeoVax considers persons for nomination for election to the Board of Directors from any source, including stockholder recommendations. The Nominating and Governance Committee does not evaluate candidates differently based on who has made the recommendation. Consideration of nominee candidates typically involves a series of internal discussions, a review of information concerning candidates, and interviews with selected candidates. To date, no third parties have been engaged to assist us in finding suitable candidates to serve as directors. All of our nominees are directors standing for re-election. The nomination of each director was recommended by the Nominating and Governance Committee, and the Board of Directors followed the recommendation.

Our Nominating and Governance Committee will consider stockholder recommendations for directors sent to GeoVax Labs, Inc., 1955 Lake Park Drive, Suite 300, Smyrna, Georgia 30080, Attention: Chairman of the Nominating and Governance Committee. Any recommendation from a stockholder should include the name, background and qualifications of such candidate and should be accompanied by evidence of such stockholder’s ownership of our Common Stock. The Nominating and Governance Committee may ask for additional information.

A stockholder making any proposal shall also comply with all applicable requirements of the Securities Exchange Act of 1934.

Director Independence

The Board of Directors has determined that Mr. Chase, Mr. Kollintzas, Ms. Lemerond, Dr. McNally, Dr. Morgan and Mr. Spencer are the members of our Board of Directors who are “independent,” as that term is defined by Section 301(3)(B) of the Sarbanes-Oxley Act of 2002. The Board of Directors has also determined that these individuals meet the definition of “independent director” set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules.

Board Structure, Leadership, and Committees

Our Board of Directors, as a whole, and acting through its committees, has responsibility for management of our business and affairs. The offices of Chairman of the Board and of President and Chief Executive Officer are currently not separate, with Mr. Dodd serving in both capacities. The Board is of the view that Mr. Dodd’s knowledge of the Company, together with his experience, make him the best candidate for each role. As circumstances and available personnel change, the Board may separate the roles. Our Chairman of the Board and our executive officers communicate regularly with each other and with our Board of Directors. We believe the relatively small number of directors, executive officers and employees, and their interaction, facilitate information sharing and decision-making with respect to most aspects of our operations, including oversight of risk management.

Board of Directors. The Board of Directors held seven meetings during 2025. Each director attended at least 75% of the total meetings of the Board and the committees on which they served during 2025. We strongly encourage, but we do not require, our directors to attend each annual meeting of stockholders. All of our then-serving directors attended our last annual meeting of stockholders held on June 5, 2025 in person or by teleconference.

Our Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. The Audit Committee has been delegated formal authority and responsibility for overseeing certain elements of risk, as described below.

Audit Committee. The separately-designated standing Audit Committee of the Board provides assistance to the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements; (ii) the effectiveness of the Company’s internal control over financial reporting; (iii) the Company’s compliance with legal and regulatory requirements; and (iv) oversight of the independent registered public accounting firm, including its qualifications, independence and performance, appointment, compensation, and retention. The Audit Committee is responsible for reviewing our policies with respect to risk assessment and risk management, and for monitoring our business risk practices. It has appropriate funding, and the authority to engage independent counsel and other advisers. It also prepares the Audit Committee reports that Securities and Exchange Commission (“SEC”) proxy rules require for the Company’s proxy statements. Our Audit Committee is currently comprised of Mr. Spencer (Chairman), Mr. Chase, Mr. Kollintzas, and Ms. Lemerond. Our Board of Directors has determined that each member of the committee is independent in accordance with the criteria of independence set forth in Section 301(3)(B) of the Sarbanes-Oxley Act of 2002, and Rule 5605(c)(2) of the Nasdaq Listing Rules and that Mr. Spencer and Ms. Lemerond each qualify as an “audit committee financial expert” as defined by the SEC’s rules. The Audit Committee has adopted a charter, a current copy of which is available on our website at www.geovax.com.The Audit Committee held four meetings during 2025.

Compensation Committee. The Compensation Committee has responsibility for matters relating to the fair and competitive compensation of the Company’s executives, employees and non-employee directors, as well as our benefit plans. The Committee consults with the Company’s President and Chief Executive Officer but does not delegate the authority to set executive compensation. Our Chief Executive Officer and Chief Financial Officer assist our Compensation Committee in evaluating the performance of other executive officers and by providing information to directors as and when requested. Members of our Compensation Committee undertake to verify such information prior to referring to it in determining executive compensation. The compensation of our Chief Executive Officer is determined by our Compensation Committee based on our Compensation Committee’s evaluation of his performance and with reference to such external or competitive data as they consider necessary. The compensation of the other named executive officers is determined by our Compensation Committee based on its evaluation of their individual performance and the recommendations of our Chief Executive Officer and Chief Financial Officer. Our Compensation Committee applies discretion in determining compensation for our executives. Our Compensation Committee is currently comprised of Mr. Chase (Chairman), Dr. McNally, and Mr. Spencer. The Compensation Committee has adopted a charter, a current copy of which is available on our website at www.geovax.com. The members of the Compensation Committee are independent, as required by the Compensation Committee Charter. They also qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Security Exchange Act of 1934 and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”). The Compensation Committee held one meeting during 2025.

Nominating and Governance Committee. The Nominating and Governance Committee assists the Board of Directors in fulfilling its responsibilities of: (i) identifying individuals qualified to become directors and committee members; (ii) recommending director nominees to the Board of Directors; (iii) developing and recommending approval of policies relating to, and generally overseeing matters of, corporate governance; and (iv) leading the Board of Directors in its annual review of the Board of Directors and its committees. The Nominating and Governance Committee consists of Dr. McNally (Chairman), Mr. Chase, Mr. Kollintzas, and Dr. Morgan. The Nominating and Governance Committee has adopted a charter, a current copy of which is available on our website at www.geovax.com. Our Board of Directors has determined that each member of the committee is independent as required by its charter. The Nominating and Governance Committee held one meeting during 2025.

Stockholder Communications with the Board of Directors

Any stockholder who wishes to communicate directly with our Board of Directors should do so in writing, addressed to GeoVax Labs, Inc., c/o Audit Committee Chair, 1955 Lake Park Drive, Suite 300, Smyrna, Georgia 30080. Communications sent to individual directors must clearly indicate the name of the director for whom they are intended. Unless marked “Confidential”, we screen mail addressed to the Board, its Committees, or any specified individual director for security purposes and to ensure that the mail relates to discrete business matters that are relevant to our Company. Mail that satisfies these screening criteria is required to be forwarded to the appropriate director or directors. If marked “Confidential”, these communications will not be screened by management before they are delivered to the Audit Committee Chair. Stockholders who wish to submit director nominees for consideration by the Nominating and Governance Committee should follow the directions at “Director Nomination Process.”

Code of Business Conduct and Ethics

Our Board of Directors has adopted a written Code of Business Conduct and Ethics, a copy of which is available on our website at www.geovax.com. The Company will provide a copy of the Code of Ethics upon request to any person without charge. Such requests may be transmitted by regular mail in the care of the Corporate Secretary. We require all officers, directors and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires certain companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have such procedures in place.

The Company will post on its website, www.geovax.com, or will disclose on a Form 8-K filed with the SEC, any amendments to, or waivers from, a provision of the Code of Ethics that applies to the Chief Executive Officer or the Chief Financial Officer, or persons performing similar functions, and that relate to (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the code; or (v) accountability for adherence to the Code of Ethics. Any waiver granted to an executive officer or a director may only be granted by the Board and will be disclosed, along with the reasons therefor, on a Form 8-K filed with the SEC. No such waivers were granted in 2025.

Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable exchange listing standards. We also comply with all applicable laws (including appropriate approvals by the Board of Directors or appropriate committee if required) when engaging in transactions in our own securities. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers:

Name	Age	Current Position
David A. Dodd	76	Chairman of the Board of Directors, President and Chief Executive Officer
Kelly T. McKee M.D.	76	Chief Medical Officer
Mark J. Newman, Ph.D.	71	Chief Scientific Officer
Mark W. Reynolds, CPA	64	Chief Financial Officer and Corporate Secretary
John W. Sharkey, Ph.D.	69	Vice President, Business Development

David A. Dodd. Mr. Dodd joined the Board of Directors in March 2010, becoming Chairman of our Board of Directors on January 1, 2011. Effective September 5, 2018, Mr. Dodd became our President and Chief Executive Officer. Mr. Dodd’s full biographical information is set forth above under “Corporate Governance – Composition of the Board.”

Kelly T. McKee, M.D. Dr. McKee was appointed as our Chief Medical Officer effective January 6, 2022 and served in that role on a part-time consulting basis until becoming a full-time employee effective March 1, 2023. Dr. McKee has over 30 years of experience in research and development, with specific expertise in vaccines, emerging diseases, biodefense, and respiratory viral infections. His progressive clinical research experience began in 1981 at Fort Detrick, Frederick, MD., United States, where he held a variety of leadership positions in virology, immunology, preventive medicine, and clinical research and development with the U.S. Army, retiring as a Colonel in 2001. Dr. McKee subsequently served as State Epidemiologist in North Carolina, and as Senior Director of Clinical Research at DynPort Vaccine Company. He then held multiple leadership roles, including Vice President and Managing Director of Public Health and Government Services, and Vice President for Vaccines and Public Health in the Infectious Diseases and Vaccines Center of Excellence, at Quintiles/QuintilesIMS (now IQVIA) for more than 10 years. Since 2017 he has provided contract clinical development and medical advisory services to biopharmaceutical industry in infectious diseases and related areas. Dr. McKee earned an M.D. from the University of Virginia School of Medicine, and a Master of Public Health from Johns Hopkins University School of Hygiene and Public Health in Baltimore, MD. He has authored or co-authored more than 100 peer-reviewed publications and book chapters.

Mark J. Newman, Ph.D. Dr. Newman joined the Company as our Chief Scientific Officer on August 25, 2020 on a part-time basis, becoming a full-time employee effective March 1, 2022 Dr. Newman, who previously served the Company as vice president of research and development from 2010 to 2013, worked for the Company on a part-time basis until March 2022, at which time he became a full-time employee. Effective April 16, 2026, Dr. Newman reduced his time commitment to 50%. Prior, he served senior management positions at PaxVax, Pharmexa A/S, Epimmune, Vaxcel, Apollon, and Cambridge Biotech. During his 30-year career he shepherded the development of experimental vaccine and adjuvant products through preclinical research and into Phase 1 & 2 clinical testing. He is widely published in peer review publications and holds 10 U.S. patents. He holds a dual B.Sc/M.Sc. degree in Agriculture and Pre-Veterinary Medicine from the Ohio State University and a Ph.D. in Immunology at the John Curtin School for Medical Research, The Australian National University, Canberra.

Mark W. Reynolds, CPA. Mr. Reynolds joined the Company in October 2006 as Chief Financial Officer and Corporate Secretary. From 2004 to 2008, Mr. Reynolds served as Chief Financial Officer for HealthWatchSystems, Inc. a privately-held company in the consumer healthcare industry. From 2004 to 2006, he served as Chief Financial Officer for Duska Therapeutics, Inc., a publicly-held biotechnology company. From 1988 to 2002, Mr. Reynolds worked for CytRx Corporation, a publicly-held biopharmaceutical company, where he first served as Controller and then as Chief Financial Officer. Mr. Reynolds began his career as an auditor with Arthur Andersen & Co. from 1985 to 1988. He is a certified public accountant and holds a Master of Accountancy degree from the University of Georgia.

John W. Sharkey, Ph.D. Dr. Sharkey joined the Company as our Vice President, Business Development, effective June 13, 2022. Prior to his current appointment, he served as our part-time Head of Business Development pursuant to a consulting agreement. Previously, as CEO of Largent Health, LLC, he oversaw the development strategy for three 510(k) medical devices incorporating a proprietary antimicrobial technology, eventually leading to the registration and commercial launch of the 1st FDA cleared dental cavity cleanser with antimicrobial claims. In 2010, Dr. Sharkey founded Cogas Consulting, LLC, a consultancy providing executive management, technical development, regulatory and business development services to small and mid-size pharma and medical device companies. He has also assisted several companies in their financing activities. Prior to the above, he held senior executive positions within both Novartis and Shionogi and was involved in several notable partnering transactions including Novartis obtaining European rights to Lucentis® as well obtaining global rights to Focalin® and Focalin® XR and Shionogi’s global license for Osphena®. Dr. Sharkey holds a Ph.D. in Chemistry from the University of Buffalo and a B.S. in Chemistry from the State University of New York at Oneonta.

EXECUTIVE COMPENSATION

The following tables and disclosures set forth the compensation and certain other information with respect to: (1) our principal executive officer; and (2) our two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers as of December 31, 2025. We refer to these officers as our “Named Executive Officers.”

Summary Compensation Table

The following table sets forth information concerning the total employee compensation earned during 2025 and 2024 by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards (1) ($)		All Other Compensation ($)			Total ($)
David A. Dodd President and CEO	2025 2024	$387,695 371,000	$	- 185,500	$452,991 75,495	(2) (4)	$	- 13,800	(6)	$840,686 645,795
Kelly T. McKee, MD Chief Medical Officer	2025 2024	357,000 350,000		- 140,000	170,940 33,865	(3) (5)		11,550 11,104	(6) (6)	539,490 534,969
Mark J. Newman, PhD Chief Scientific Officer	2025 2024	301,703 291,500		- 131,175	170,940 33,865	(3) (5)		- -		472,643 456,540

(1)

Represents the grant date fair value of the stock options for financial statement reporting purposes. See footnotes 2 and 6 to our consolidated financial statements for the year ended December 31, 2025 for a discussion of the assumptions made and methods used for determining stock compensation values.

(2)	Represents the grant date fair value for stock options granted on January 2, 2025 for 7,420 shares with an exercise price of $62.00 per share, vesting over a three-year period.
(3)	Represents the grant date fair value for stock options granted on January 2, 2025 for 2,800 shares with an exercise price of $62.00 per share, vesting over a three-year period.
(4)	Represents the grant date fair value for stock options granted on August 12, 2024 for 1,400 shares with an exercise price of $54.25 per share, vesting over a three-year period.
(5)	Represents the grant date fair value for stock options granted on August 12, 2024 for 628 shares with an exercise price of $54.25 per share, vesting over a three-year period
(6)	Represents employer matching contributions to the Company’s 401(k) retirement plan.

Employment Agreements

David A. Dodd. Mr. Dodd serves as our President and Chief Executive Officer under an employment agreement dated September 1, 2018. The employment agreement has no specified term. The employment agreement provides for an annual base salary to Mr. Dodd (currently $399,500), subject to periodic increases as determined by the Board. Mr. Dodd is also eligible for an annual bonus, as determined by the Board. Mr. Dodd is eligible for annual grants of awards from our equity incentive plans as determined by the Board. Mr. Dodd also is eligible for health insurance and 401(k) benefits at the same level and subject to the same conditions as provided to all other employees.

Our employment agreement with Mr. Dodd provides that we will pay severance compensation to Mr. Dodd in the event his employment is terminated by the Company without cause or by Mr. Dodd with good reason (as defined in the agreement). If we terminate Mr. Dodd’s employment not for cause or he resigns for good reason, then we would pay (a) an amount in cash equal to three times his then base salary and target annual bonus and (b) all stock option grants held by Mr. Dodd will be fully vested. The agreement also addresses his compensation upon termination if there is a change in control (as defined). If we terminate Mr. Dodd’s employment not for cause or he resigns for good reason at any time during the three month period which immediately precedes a change in control (as defined) or during the one year period following a change in control, then we would also pay Mr. Dodd an amount in cash equal to (x) three times the cost to provide 401(k) or other deferred compensation or health and welfare benefits to him, and (y) a tax gross-up payment (if an excise tax is imposed by § 4999 of the Code or any related interest or penalties are incurred by him).

Kelly T. McKee, MD. Dr. McKee serves as our Chief Medical Officer under an employment agreement dated March 1, 2023. The employment agreement has no specified term. The employment agreement, as amended, provides for an annual base salary to Dr. McKee (currently $367,710), subject to periodic increases as determined by the Compensation Committee. The Board of Directors may also approve the payment of a discretionary bonus annually. Dr. McKee is eligible for annual grants of awards from our equity incentive plans as determined by the Board. Dr. McKee is eligible for health insurance and 401(k) benefits at the same level and subject to the same conditions as provided to all other employees.

Our employment agreement with Dr. McKee provides that, if we terminate his employment without cause, we will pay a severance payment in the form of monthly payments of base salary for a period equal to one week for each full year of service. Additionally, if we terminate Dr. McKee’s employment at any time during the three month period which immediately precedes a change in control (as defined in the amended employment agreement) or during the one year period following a change in control, then we would pay an amount in cash equal to (a) two times his then base salary and target annual bonus, (b) two times the cost to provide 401(k) or other deferred compensation or health and welfare benefits to him, (c) full, complete vesting of all stock options, restricted stock grants or other equity or equity-type grants, and (d) a tax gross-up payment (if an excise tax is imposed by §4999 of the Code or any related interest or penalties are incurred by him). The change of control provision also provides for full and complete vesting of all stock option grants held by him.

Mark J. Newman, PhD. Dr. Newman serves as our Chief Scientific Officer under an employment agreement dated August 25, 2020, which was amended and restated effective March 1, 2022. The employment agreement has no specified term. The employment agreement, as amended, provides for an annual base salary to Dr. Newman (currently $310,754), subject to periodic increases as determined by the Compensation Committee. The Board of Directors may also approve the payment of a discretionary bonus annually. Dr. Newman is eligible for annual grants of awards from our equity incentive plans as determined by the Board. Dr. Newman is eligible for health insurance and 401(k) benefits at the same level and subject to the same conditions as provided to all other employees.

Our employment agreement with Dr. Newman provides that, if we terminate his employment without cause, we will pay a severance payment in the form of monthly payments of base salary for a period equal to one week for each full year of service. Additionally, if we terminate Dr. Newman’s employment at any time during the three month period which immediately precedes a change in control (as defined in the amended employment agreement) or during the one year period following a change in control, then we would pay an amount in cash equal to (a) two times his then base salary and target annual bonus, (b) two times the cost to provide 401(k) or other deferred compensation or health and welfare benefits to him, (c) full, complete vesting of all stock options, restricted stock grants or other equity or equity-type grants, and (d) a tax gross-up payment (if an excise tax is imposed by §4999 of the Code or any related interest or penalties are incurred by him). The change of control provision also provides for full and complete vesting of all stock option grants held by him.

Outstanding Equity Awards

GeoVax has awarded stock options to its senior management and other employees, pursuant to the GeoVax Labs, Inc. 2025 Stock Incentive Plan (the 2025 Plan), the GeoVax Labs, Inc. 2020 Stock Incentive Plan (the 2020 Plan) and the GeoVax Labs, Inc. 2023 Stock Incentive Plan (the 2023 Plan), collectively the Stock Incentive Plans. Each of the 2020 Plan, the 2023 Plan and the 2025 Plan was adopted by the Board on June 19, 2020, December 7, 2022 and December 12, 2024, respectively, to provide equity-based and/or incentive awards to selected employees, directors, and independent contractors of the Company or its affiliates. The terms of these awards typically provide for vesting over a defined period of time and the options expire if not exercised within ten years from the date of grant. The Company does not have a formula for determining stock option awards. Awards are generally based on the subjective judgment of the President and Chief Executive Officer and on the Compensation Committee’s subjective judgment. The following table sets forth certain information with respect to unexercised options previously awarded to our Named Executive Officers that were outstanding as of December 31, 2025.

Option Awards
	Number of Securities Underlying Unexercised Options
Name	(#) Exercisable	(#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
David Dodd	- 466 667 275 728	7,420 934 - - -	(1) (2)	$62.00 54.25 283.13 1,432.50 1,046.25	1/2/35 8/12/34 12/7/32 12/7/31 12/2/30
Kelly McKee, MD	- 209 40	2,800 409 -	(2)	62.00 54.25 283.13	1/2/35 8/12/34 12/7/32
Mark Newman, PhD	- 209 267 69 94	2,800 419 - - -	(2)	62.00 54.25 283.13 1,432.50 1,046.25	1/2/35 8/12/34 12/7/32 12/7/31 12/2/30

(1)	The unexercisable portion of these stock options will vest in equal installments on January 2, 2026, 2027 and 2028
(2)	The unexercisable portion of these stock options will vest in equal installments on August 12, 2026 and 2027.

Each of the Stock Incentive Plans contains provisions that could lead to an accelerated vesting of options or other awards. In the event of certain change-in-control transactions described in such plans, (i) outstanding options or other awards may be assumed, converted or replaced; (ii) the successor corporation may substitute equivalent options or other awards or provide substantially similar consideration to the Stock Incentive Plans, as applicable, participants as were provided to stockholders (after taking into account the existing provisions of the options or other awards); or (iii) the successor corporation may replace options or awards with substantially similar shares or other property. In the event the successor corporation (if any) refuses to assume or substitute options or other awards as described (i) the vesting of any or all options or awards granted pursuant to the Stock Incentive Plans, as applicable, will accelerate upon the change-in-control transaction, and (ii) any or all options granted pursuant to the Plans will become exercisable in full prior to the consummation of the change-in-control transaction at such time and on such conditions as the Compensation Committee determines. If the options are not exercised prior to the consummation of the change-in-control transaction, they shall terminate at such time as determined by the Compensation Committee. Subject to any greater rights granted to participants under the Stock Incentive Plans, as applicable, in the event of the occurrence of a change-in-control transaction any outstanding options or other awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets. If the Company had experienced a change-in-control event as described in each of the Stock Incentive Plans on December 31, 2025, the value of accelerated options the Named Executive Officers, based on the difference between the closing price of our Common Stock on The Nasdaq Capital Market (the “Nasdaq”) on December 31, 2025, and, if lower, the exercise price per share of each option for which vesting would be accelerated for each Named Executive Officer, would be an aggregate of $-0-.

Pay Versus Performance

The following tables and related disclosures provide information about (i) the total compensation of our CEO (our principal executive officer), and our other Named Executive Officers (“other NEOs”), as presented in the table under "Executive Compensation - Summary Compensation Table" (“SCT”), (ii) the “compensation actually paid” (“CAP”) to our CEO and our other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, (iii) certain financial performance measures, and (iv) the relationship of CAP to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and does not necessarily reflect value actually realized by the executives or how our compensation committee evaluates compensation decisions in light of company or individual performance.

Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (2)	Average Summary Compensation Table Total for Other NEOs (1)	Average Compensation Actually Paid to Other NEOs (2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (3)	Net Income (Loss) (4)
2025	$840,686	$372,924	$506,067	$326,051	$1.81	$(21,464,771)
2024	645,795	642,377	495,755	497,077	26.14	(24,992,296)
2023	384,200	334,063	326,267	314,994	57.35	(25,966,762)

(1)

These amounts reflect (i) the total compensation reported in the SCT for the applicable year in the case of our CEO; and (ii) the average of the total compensation reported in the SCT for the applicable year for our other NEOs.

(2)

These amounts reflect the amount of CAP for our CEO and other NEOs as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for each year to determine CAP:

	2025		2024		2023
	CEO	Average for Other NEOs	CEO	Average for Other NEOs	CEO	Average for Other NEOs
SCT Total Pay	$840,686	$506,067	$645,795	$495,755	$384,200	$326,267
Deduct value of equity awards granted during the year as reported in the SCT	(452,991)	(170,940)	(75,495)	(33,865)	-	-
Add year-end value of unvested equity awards granted during the year	30,979	11,690	85,295	38,261	-	-
Add change in value of unvested equity awards granted in prior years	(52,968)	(23,760)	(13,804)	(3,176)	(57,530)	(12,159)
Add change in value of equity awards granted in prior years that vested during the year	7,218	2,994	586	102	7,393	886
Compensation Actually Paid	$372,924	$326,051	$642,377	$497,077	$334,063	$314,994

(3)	Total shareholder return (“TSR”) represents the value on the last trading day of each of 2025, 2024 and 2023 of an investment of $100 in our Common Stock on the last trading day of 2022.
(4)	The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable year.

Analysis of Information Presented in the Pay Versus Performance Table

The graphs below illustrate the relationship between the CAP for our CEO and the average CAP for our other NEOs, versus (i) our TSR, and (ii) our net income (loss) for the years ended December 31, 2025, 2024 and 2023. TSR amounts reported in the graph assume an initial fixed investment of $100 at December 31, 2022.

CAP versus TSR
Compensation Actually Paid ($000s)
$700
$600
$500
$400
$300
$200
$100
$-
Total Shareholder Return
$120
$100
$80
$60
$40
$20
$-
2023
2024
2025
CEO CAP
Other NEO CAP
Total Shareholder Return

CAP versus Net Income (Loss)
Compensation Actually Paid ($000s)
$700
$600
$500
$400
$300
$200
$100
$-
Net Income (Loss) ($000s)
$-
$(5,000)
$(10,000)
$(15,000)
$(20,000)
$(25,000)
$(30,000)
2023
2024
2025
CEO CAP
Other NEO CAP
Net Income (Loss)

Policies and Practices Related to the Grant of Certain Equity Awards

The Compensation Committee generally approves the grant of stock options to our directors, executive officer and eligible employees on a predetermined schedule at its meeting each December. We do not grant equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our Common Stock, and do not time the public release of such information based on award grant dates. The Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

During the last completed fiscal year, we have not made awards to any Named Executive Officer during the period beginning four business days before and ending one business day after the filing of a periodic report on Form 10-Q or Form 10-K or the filing or furnishing of a Current Report on Form 8-K that discloses material nonpublic information.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information as of April 20, 2026 with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	45,579	$137.20	292,714
Equity compensation plans not approved by stockholders	-	-	-

DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation earned for service on our Board of Directors during the fiscal year ending December 31, 2025 by each individual who served as a director at any time during the fiscal year.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (2)(3)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Randal D. Chase	$47,500	$24,420	-	-	-	$71,920
David A. Dodd (1)	-	-	-	-	-	-
Dean G. Kollintzas	37,500	24,420	-	-	-	61,920
Nicole Lemerond	32,500	24,420	-	-	-	56,920
Robert T. McNally	47,500	24,420	-	-	-	71,920
Jayne Morgan	30,000	24,420	-	-	-	54,420
John N. Spencer, Jr.	45,000	24,420	-	-	-	69,420

(1)

As discussed below under “Director Compensation Plan”, directors who are employees of the Company receive no compensation for their service as directors. As President and CEO, Mr. Dodd therefore receives no compensation for his service as a director; his compensation for service as President and CEO is shown in the “Summary Compensation” table above.

(2)

Represents the grant date fair value of stock options granted on January 2, 2025 to each non-employee director for 400 shares with an exercise price of $62.00 per share, vesting over a one-year period.

(3)	The table below shows the aggregate number of option awards outstanding for each non-employee director as of December 31, 2025.

Name	Aggregate Option Awards Outstanding as of December 31, 2025 (#)
Randal D. Chase	990
Dean G. Kollintzas	990
Nicole Lemerond	856
Robert T. McNally	990
Jayne Morgan	856
John N. Spencer, Jr.	990

Director Compensation Plan. In December 2021, the Board of Directors approved a recommendation from the Compensation Committee for director compensation, which we refer to as the “Director Compensation Plan.” The Director Compensation Plan applies only to non-employee directors. Directors who are employees of the Company receive no compensation for their service as directors or as members of committees.

Cash Fees – Under the Director Compensation Plan, each non-employee director receives an annual retainer (paid quarterly) of $25,000 ($50,000 for a non-employee Chairperson) for service as a member of the Board. In the absence of a non-employee Chairperson of the Board, a non-employee director designated as the Lead Director (currently Dr. McNally) receives an annual cash retainer of $35,000. Each non-employee director also receives an annual retainer of $7,500 ($15,000 for the Chairperson) for service as a member of the Audit Committee, $5,000 ($10,000 for the Chairperson) for service as a member of the Compensation Committee, and $5,000 ($7,500 for the Chairperson) for service as a member of the Nominating and Corporate Governance Committee. No additional fees are paid for meetings attended.

Stock Option Grants – We currently do not have a formula for determining stock option grants to directors (upon their election to the Board of Directors, or otherwise). Such option grants are currently determined by the Board of Directors, upon recommendation by the Compensation Committee based on the Compensation Committee’s annual deliberations and review of the director compensation structure of similar companies. At its meeting in December 2024, upon a recommendation of the Compensation Committee, the Board of Directors approved an annual stock option grant of 400 shares to each of its non-employee members for ongoing service as members of the Board of Directors; such grants were issued in January 2025.

Expense Reimbursement – All directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors and committees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our Common Stock as of April 20, 2026 by (i) each principal stockholder, (ii) each director; (iii) each of the executive officers named in the summary compensation table; and (iv) all executive officers and directors as a group. Other than the principal stockholders named below we do not know of any person who beneficially owns more than 5% of our Common Stock as of April 20, 2026. Except as otherwise indicated in footnotes to this table or, where applicable, to the extent authority is shared by spouses under community property laws, to our knowledge, the holders listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Principal Stockholders
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (2)	321,040	9.99%
S.H.N. Financial Investments Ltd. (3)	321,040	9.99%
Directors and Executive Officers: (4)
Randal Chase (5)	1,088	*
David A. Dodd (6)	6,076	*
Dean G. Kollintzas (7)	1,022	*
Nicole Lemerond (8)	856	*
Kelly T. McKee (9)	1,323	*
Robert T. McNally (10)	1,134	*
Jayne Morgan (11)	856	*
Mark J. Newman (12)	1,572	*
John N. Spencer, Jr. (13)	1,847	*
All executive officers and directors as a group (11 persons) (14)	19,899	*

* Less than 1%

(1)

This table is based upon information supplied by officers and directors, and with respect to principal stockholders, any Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 2,892,570 shares of Common Stock outstanding as of April 20, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days after April 20, 2026 (subject to specified limits), at any time at the option of the holder, are deemed outstanding.

(2)

These shares are directly held by Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (“Alto”) and may be deemed to be indirectly beneficially owned by: (i) Ayrton Capital, LLC (“Aryton”), as the investment manager of Alto, and (ii) Waqas Khatri, as the managing member of Aryton. The number of shares beneficially owned includes (i) 118,000 shares of Common Stock issuable upon the exercise of common warrants issued in July 2025, (ii) 79,366 shares of Common Stock issuable upon the exercise of common warrants issued in September 2025, and (iii) 350,349 shares of Common Stock issuable upon the exercise of common warrants issued in December 2025, each of which are subject to beneficial ownership limitations that prohibit Alto from exercising any portion of such a warrant that would result in Alto owning a percentage of our outstanding Common Stock exceeding the ownership limitations contained within such instrument. The percentage of shares owned assumes the exercise of all warrants held by Alto, up to the beneficial ownership limitations described above. The address of Alto is Suite #7 Grand Pavilion Centre, 802 West Bay Road, Grand Cayman, P.O. Box 10250, Cayman Islands.

(3)

These shares are directly held by S.H.N Financial Investments Ltd. (“S.H.N.”). Nir Shamir is the Chief Executive Officer of the S.H.N. To the extent Mr. Shamir is deemed to beneficially own such securities, Mr. Shamir disclaims beneficial ownership of these securities for all other purposes. The number of shares beneficially owned includes 350,349 shares of Common Stock issuable upon the exercise of common warrants issued in December 2025, which are subject to beneficial ownership limitations that prohibit S.H.N. from exercising any portion of such warrant that would result in S.H.N. owning a percentage of our outstanding Common Stock exceeding the ownership limitations contained within such instrument. The percentage of shares owned assumes the exercise of all warrants held by S.H.N., up to the beneficial ownership limitations described above. The address of S.H.N. is c/o Shamir Capital, 3 Arik Einstein St., Herzeliya, Israel 4610301.

(4)	Except as otherwise indicated, the business address of each director and executive officer listed is c/o GeoVax Labs, Inc., 1955 Lake Park Drive, Suite 300, Smyrna, Georgia 30080.
(5)	Includes 98 shares of Common Stock and stock options to purchase 990 shares of Common Stock.
(6)	Includes 1,467 shares of Common Stock and stock options to purchase 4,609 shares of Common Stock.
(7)	Includes 32 shares of Common Stock and stock options to purchase 990 shares of Common Stock.
(8)	Includes stock options to purchase 856 shares of Common Stock.
(9)	Includes 141 shares of Common Stock and stock options to purchase 1,182 shares of Common Stock.
(10)	Includes 144 shares of Common Stock and stock options to purchase 990 shares of Common Stock.
(11)	Includes stock options to purchase 856 shares of Common Stock.
(12)	Includes stock options to purchase 1,572 shares of Common Stock.
(13)	Includes 857 shares of Common Stock and stock options to purchase 990 shares of Common Stock.
(14)	Includes 3,548 shares of Common Stock and stock options to purchase 16,351 shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements for our Named Executive Officers and directors, or as described below, there were no transactions since January 1, 2025, to which we were a party or will be a party, in which the amount exceeds $120,000 and in which any “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) had or will have a direct or indirect material interest. Compensation arrangements for our named executive officers and directors are described above under “Executive Compensation.”

March 2025 Registered Direct Offering

On March 23, 2025, the Company entered into a placement agency agreement with A.G.P./Alliance Global Partners (“AGP”) and a securities purchase agreement with a purchaser pursuant to which the Company agreed to sell, in a registered direct offering, (i) 54,000 shares (the “March 2025 Shares”) of Common Stock, (ii) Pre-Funded Warrants (the “March 2025 Pre-Funded Warrants”) to purchase up to 83,405 shares of Common Stock, and (iii) Common Warrants (the “March 2025 Common Warrants”) to the purchaser, with each warrant exercisable to purchase one share of Common Stock, with one March 2025 Common Warrant to accompany each March 2025 Share or March 2025 Pre-Funded Warrant sold in the offering, and to purchase in the aggregate up to 137,405 shares of Common Stock. The public offering price for each March 2025 Share was $32.75 and the public offering price for each March 2025 Pre-Funded Warrant was $32.7475. The March 2025 Pre-Funded Warrants had an exercise price of $0.0025 per share and were exercisable immediately. The March 2025 Common Warrants have an exercise price of $32.75 per share, were immediately exercisable following stockholder approval and will expire five years from the date of such stockholder approval, which occurred on June 5, 2025. The net proceeds of the offering, after deducting AGP’s fees and expenses and other offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the March 2025 Common Warrants, was approximately $4,100,000. The offering closed on March 25, 2025.

July 2025 Public Offering

On July 1, 2025, the Company entered into a placement agency agreement with Roth Capital Partners, LLC and a securities purchase agreement with the purchasers party thereto, pursuant to which the Company agreed to issue and sell, in a public offering, an aggregate of 369,400 common units (the “July Common Units”), consisting of (A) 369,400 shares of Common Stock and (B) Common Warrants (the “July Common Warrants”) to purchase 738,800 shares of Common Stock (the “July Common Warrant Shares”). The public offering price for each July Common Unit was $16.25. The July Common Warrants have an original exercise price of $16.25 per share, were immediately exercisable and will expire five years from the date of issuance. The net proceeds of the offering, after deducting the placement agent’s fees and expenses and other offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the July Common Warrants, was approximately $5,583,000. The offering closed on July 2, 2025.

September 2025 Registered Direct Offering

On September 30, 2025, the Company entered into a placement agency agreement with Roth Capital Partners, LLC and a securities purchase agreement with purchasers party thereto pursuant to which the Company agreed to sell, in a registered direct offering, an aggregate of 158,730 shares (the “September Shares”) of Common Stock. In a concurrent private placement, the Company offered Common Warrants to the purchasers, with each warrant exercisable to purchase one share of Common Stock (the “September Common Warrants”), with three September Common Warrants to accompany each September Share sold in the September Offering, and to purchase in the aggregate of 476,196 shares of Common Stock (the “September Common Warrant Shares”). The public offering price was $15.75 for each September Share coupled with the September Common Warrants. The September Common Warrants have an original exercise price of $15.75 per share, were immediately exercisable following stockholder approval and will expire five years from the date of such stockholder approval, which occurred on November 26, 2025. The net proceeds of the offering, after deducting the placement agent’s fees and expenses and other offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the September Common Warrants, was approximately $2,325,000. The offering closed on September 30, 2025.

December 2025 Public Offering

On December 19, 2025, the Company entered into a placement agency agreement with Roth Capital Partners, LLC and a securities purchase agreement with the purchasers party thereto, pursuant to which the Company agreed to issue and sell, in a public offering, an aggregate of 529,796 common units (the “December Common Units”), consisting of (A) 529,796 shares (the “December Shares”) of Common Stock and (B) Common Warrants (the “December Common Warrants”) to purchase 1,059,596 shares of Common Stock (the “December Common Warrant Shares”). The public offering price for each Common Unit was $6.125. The December Common Warrants have an original exercise price of $6.125 per share, were immediately exercisable and will expire five years from the date of issuance. The net proceeds of the offering, after deducting the placement agent’s fees and expenses and other offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the December Common Warrants, was approximately $2,900,000. The offering closed on December 22, 2025. In January 2026, pursuant to antidilution provisions contained in the December Common Warrants, the Common Stock issuable pursuant to the December Common Warrants was increased to 2,273,763 following a one-for-twenty-five reverse stock split effected on January 9, 2026.

February 2026 Registered Direct Offering

On February 13, 2026, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers party thereto, pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “February 2026 Registered Direct Offering”), (i) 402,000 shares (the “February 2026 Shares”) of Common Stock, and (ii) pre-funded warrants to purchase up to 30,902 shares of Common Stock (the “February 2026 Pre-Funded Warrants”). In a concurrent private placement, the Company offered to purchasers Series A-1 common warrants (the “Series A-1 Common Warrants”) to purchase an aggregate of 432,902 shares of Common Stock and Series A-2 common warrants (the “Series A-2 Common Warrants” and, together with the Series A-1 Common Warrants, the “February 2026 Common Warrants”) to purchase an aggregate of 432,902 shares of Common Stock (such shares issuable upon exercise of the February 2026 Common Warrants, the “February 2026 Warrant Shares”). The public offering price was $2.31 for each February 2026 Share and $2.30999 per February 2026 Pre-Funded Warrant. The February 2026 Pre-Funded Warrants have an exercise price of $0.00001 per share, are exercisable immediately and may be exercised at any time until exercised in full. The February 2026 Common Warrants will be exercisable beginning on the effective date of stockholder approval at an exercise price of $2.31 per share. The Series A-1 Common Warrants will expire five years after stockholder approval and the Series A-2 Common Warrants will expire two years after stockholder approval. The net proceeds of the offering, after deducting the placement agent’s fees and expenses and other offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the February 2026 Common Warrants, is approximately $885,000. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes. The offering closed on February 17, 2026.

March 2026 Warrant Exercise Inducement

On March 31, 2026, the Company entered into common stock warrant exercise inducement offer letters (the “Inducement Letters”) with holders (the “Holders”) of existing warrants to purchase an aggregate of 793,390 shares of the Company’s common stock with exercise prices ranging from $1.4103 to $32.75 per share (the “Existing Warrants”), pursuant to which the Holders agreed to exercise for cash their Existing Warrants to purchase an aggregate of 634,658 shares of the Company’s common stock, at a reduced exercised price of $1.36 per share, in consideration for the Company’s agreement to issue new warrants (the “March 2026 Warrants”) to purchase an aggregate of up to 1,269,316 shares of the Company’s common stock (the “March 2026 Warrant Shares”). The March 2026 Warrants have an exercise price of $1.36 per share, are immediately exercisable following stockholder approval and will expire five years from the date of such stockholder approval. The Company engaged AGP act as its financial advisor in connection with the transaction. The net proceeds of the transaction, after deducting AGP’s fees and expenses and other offering expenses and excluding the net proceeds, if any, from the exercise of the March 2026 Warrants, were approximately $763,000.

Policies and Procedures for Approval of Related Person Transactions

Our Audit Committee is responsible for reviewing and approving all transactions or arrangements between the Company and any of our directors, officers, principal stockholders or any of their respective affiliates, associates or related persons, other than transactions with officers which are covered by the duties of the Compensation Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will discuss the transaction with management and will consider all relevant facts and circumstances available to it including:

●	whether the terms of the transaction are fair to the Company and at least as favorable to the Company as would apply if the transaction did not involve a related person;
●	whether there are demonstrable business reasons for the Company to enter into the transaction;

●	whether the transaction would impair the independence of a non-employee director; and
●

whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

These policies are in writing and included in the Company’s minute book.

Our Board of Directors has made the following findings and adopted the following policies (in writing) regarding related person transactions:

●

The Company has not made and will not make loans or loan guarantees on behalf of any director, officer, beneficially owner of more than 5% of our Common Stock, or other person constituting a Promoter, as such term is defined in the NASAA Statement of Policy Regarding Corporate Securities Definitions.

●

The Company has not engaged and will not engage in material transactions with any director, officer, beneficial owner of more than 5% of our Common Stock, or other person constituting a Promoter, as such term is defined in the NASAA Statement of Policy Regarding Corporate Securities Definitions, except as described below or as otherwise approved by our Audit Committee consistent with the policies and procedures described below.

●	The Company will make any future material affiliated transactions on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties.
●	A majority of the Company’s Audit Committee will approve all future material transactions.
●	The Company’s officers, directors, and counsel will:
○	consider their due diligence and assure that there is a reasonable basis for these representations, and
○	consider whether to embody the representations in the issuer’s charter or By-Laws.

PROPOSAL 2

APPROVAL OF THE ISSUANCE OF UP TO 865,804 SHARES OF COMMON STOCK

UPON THE EXERCISE OF THE FEBRUARY 2026 WARRANTS

General

We are seeking stockholder approval for the issuance of up 865,804 shares of our common stock upon the exercise of our February 2026 Common Warrants issued to certain institutional investors in connection with the private placement offering which occurred on February 17, 2026 (the “February 2026 Private Placement”). A summary of the terms of the February 2026 Common Warrants is set forth below.

Terms of the February 2026 Common Warrants

The following summary of certain terms and provisions of the February 2026 Common Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the February 2026 Common Warrants, the forms of which were filed as Exhibits 4.2 and 4.3 to the Company’s Current Report on Form 8-K filed on February 17, 2026 and is incorporated herein by reference.

Stockholder Approval

The issuance of the shares of common stock upon exercise of the February 2026 Common Warrants is subject to stockholder approval under applicable rules and regulations of The Nasdaq Capital Market (“Stockholder Approval”). The Company agreed to convene a stockholders’ meeting to obtain such approval, and if the Company does not obtain Stockholder Approval at the first meeting, to call a meeting every 90 days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the February 2026 Common Warrants are no longer outstanding.

Duration and Exercise Price

The February 2026 Common Warrants have an exercise price equal to $2.31 per share and consist of (a) Series A-1 Common Warrants to purchase an aggregate of 432,902 shares of Common Stock and (b) Series A-2 Common Warrants to purchase an aggregate of 432,902 shares of Common Stock. The Series A-1 Common Warrants will expire five years after stockholder approval and the Series A-2 Common Warrants will expire two years after stockholder approval. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, issuances of certain securities for a price per share below the exercise price of the February 2026 Common Warrants in effect at the time of such issuance, a Fundamental Transaction (as defined below) or similar events affecting our common stock and the exercise price.

Exercisability and Exercise Limitation

The February 2026 Common Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s February 2026 Common Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise (the “Blocker Provision”), except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s February 2026 Common Warrant up to 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the February 2026 Common Warrant.

Cashless Exercise

If, at the time a holder exercises the February 2026 Common Warrant, a registration statement registering the resale of the February 2026 Warrant Shares by the holder under the Securities Act of 1933, as amended (the “Securities Act”), is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the February 2026 Common Warrant.

Fundamental Transactions

If at any time the February 2026 Common Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effects a Fundamental Transaction (as defined below), a holder of the February 2026 Common Warrant will be entitled to receive, upon exercise of the February 2026 Common Warrant, the kind and amount of securities, cash or other property that such holder would have received had they exercised the February 2026 Common Warrant immediately prior to the Fundamental Transaction. As an alternative, and at the Holder’s option in the event of a Fundamental Transaction, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), the Company shall purchase the unexercised portion of the February 2026 Common Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the February 2026 Common Warrant) of the remaining unexercised portion of the February 2026 Common Warrant on the date of the consummation of such Fundamental Transaction.

A “Fundamental Transaction” is defined in the February 2026 Common Warrant to mean (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation with or into another person, (ii) we or any subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another Person) is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock or 50% or more of the voting power of the common equity, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of our common stock.

Dividends or Distributions

If we declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) at any time after the issuance of the common warrants, then, in each such case, the holders of the February 2026 Common Warrants shall be entitled to participate in such distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of common stock acquirable upon complete exercise of the February 2026 Common Warrants.

Purchase Rights

If we grant, issue or sell any shares of our common stock or securities exercisable for, exchangeable for or convertible into our common stock, or rights to purchase stock, common warrants, securities or other property pro rata to the record holders of any class of shares of our common stock, referred to as “Purchase Rights”, then each holder of the February 2026 Common Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the February 2026 Common Warrant immediately before the record date, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined, for the grant, issue or sale of such Purchase Rights.

Failure to Timely Deliver Shares

If we fail to deliver to the holder a certificate representing shares issuable upon exercise of the February 2026 Common Warrant or to credit the holder’s balance account with Depository Trust Company for such number of shares of common stock to which the holder is entitled upon the holder’s exercise of the February 2026 Common Warrant, in each case, by the delivery date set forth in the February 2026 Common Warrant, and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by the holder of the February 2026 Warrant Shares which the holder anticipated receiving upon such exercise, or a Buy-In, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of February 2026 Warrant Shares that we were required to deliver to the holder in connection with the exercise at issue, times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the applicable warrant and equivalent number of February 2026 Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of common stock that would have been issued had we timely complied with our exercise and delivery obligations. In addition, if we fail to deliver to the holder any common stock pursuant to a validly-exercised February 2026 Common Warrant, we will be required to pay liquidated damages in the amount of $10 per trading day foreach $1,000 of the shares of common stock exercised but not delivered (and rising to $20 per trading day beginning the third trading day after the February 2026 Warrant Share delivery date) until such time the shares of common stock are delivered or the holder rescinds such exercise.

No Fractional Shares

No fractional shares or scrip representing fractional shares will be issued upon the exercise of the February 2026 Common Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company, at its election, can either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or make arrangements, or provide reasonable opportunity, for any person entitled to or holding a fractional interest in a share to sell such fractional interest or to purchase such additional fractional interests as may be necessary to acquire a full share.

Trading Market

There is no established trading market for the February 2026 Common Warrants, and the Company does not expect an active trading market to develop. The Company does not intend to apply to list the February 2026 Common Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the February 2026 Common Warrants will be extremely limited.

Rights as a Stockholder

Except as otherwise provided in the February 2026 Common Warrant or by virtue of the holder’s ownership of shares of the Company’s common stock, a holder of the February 2026 Common Warrant does not have the rights or privileges of a holder of the Company’s common stock, including any voting rights, until such holder exercises such holder’s February 2026 Common Warrant. The February 2026 Common Warrant provides that a holder of the February 2026 Common Warrant has the right to participate in distributions or dividends paid on the Company’s shares of common stock.

Transferability

Subject to applicable laws, the February 2026 Common Warrants may be offered for sale, sold, transferred or assigned.

Waivers and Amendments

The February 2026 Common Warrants may be modified or amended or the provisions of the February 2026 Common Warrants waived with the Company’s and the holder’s written consent.

Reasons for the February 2026 Warrant Exercise Proposal

Our common stock is listed on The Nasdaq Capital Stock Market (“Nasdaq”) and trades under the ticker symbol “GOVX.” Nasdaq Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. Although 865,804 shares of common stock, or approximately 23.5% of the outstanding shares of our common stock (on a post-exercise basis), are issuable upon full exercise of the February 2026 Common Warrants, the February 2026 Common Warrants contains a Blocker Provision limits the number of shares which the Investor or its affiliates may be deemed to beneficially own at any time at 4.99% of the outstanding shares.

In addition, Nasdaq Listing Rule 5635(d) requires stockholder approval for a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the Minimum Price if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance (the “Exchange Cap”). For Nasdaq purposes, “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

Given the foregoing, we are seeking stockholder approval of the February 2026 Warrant Exercise Proposal, to comply with Nasdaq Listing Rules 5635(b) and 5635(d), to issue more than 20% of our outstanding common stock to the holders of the February 2026 Warrant to allow for the full exercise of the February 2026 Common Warrants.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our common stock outstanding, and, as a result, if the February 2026 Common Warrant is exercised, our current stockholders will own a smaller percentage of our then-outstanding shares of common stock. Additionally, the issuance or resale of our common stock issued to the holder upon exercise of the February 2026 Common Warrant could cause the market price of our common stock to decline.

Potential Consequences if this Proposal is Not Approved

The Board is not seeking the approval of our stockholders to authorize or ratify our entry into or consummation of the transactions contemplated by the February 2026 Private Placement, as the February 2026 Private Placement has already been completed and the February 2026 Common Warrants have already been issued. We are only asking for approval to issue the shares underlying the February 2026 Common Warrants upon exercise thereof.

The failure of our stockholders to approve this Proposal will mean that: (i) we cannot permit the exercise of the February 2026 Warrants for shares of common stock above the Exchange Cap and (ii) we would, in lieu of issuing shares of common stock above the Exchange Cap, be obligated to call a meeting of stockholders every 90 days to seek stockholder approval until the earlier of the date stockholder approval is obtained or the February 2026 Common Warrants are no longer outstanding.

The February 2026 Common Warrants have an exercise price of $2.31 per share. Accordingly, we would realize an aggregate of up to approximately $2,000,007 in gross proceeds if the February 2026 Common Warrants were exercised in full based on such value. If the February 2026 Common Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

No Appraisal Rights

Appraisal or dissenter rights are statutory rights under the laws of Delaware that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal or dissenter rights are not available in all circumstances. Appraisal rights are not available to our stockholders in connection with the Private Placement or the February 2026 Warrant Exercise Proposal.

Required Vote

The affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval of this proposal. Abstentions will have the same effect as votes against this proposal. We believe that this proposal will be considered “non-routine” and therefore broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2 TO APPROVE THE FEBRUARY 2026 WARRANT EXERCISE PROPOSAL.

PROPOSAL 3

APPROVAL OF THE ISSUANCE OF UP TO 1,269,316 SHARES OF COMMON STOCK

UPON THE EXERCISE OF THE MARCH 2026 WARRANTS

General

We are seeking stockholder approval for the issuance of up 1,269,316 shares of our common stock upon the exercise of our common stock purchase warrants (the “March 2026 Warrants”) issued to certain institutional investors in connection with the warrant exercise inducement which occurred on March 31, 2026 (the “March 2026 Inducement”). A summary of the terms of the March 2026 Warrants is set forth below.

Terms of the March 2026 Warrants

The following summary of certain terms and provisions of the March 2026 Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the March 2026 Warrants, the form of which was filed as Exhibits 4.1 the Company’s Current Report on Form 8-K filed on March 31, 2026 and is incorporated herein by reference.

Stockholder Approval

The issuance of the shares of common stock upon exercise of the March 2026 Warrants is subject to stockholder approval under applicable rules and regulations of The Nasdaq Capital Market (“Stockholder Approval”). The Company agreed to convene a stockholders’ meeting to obtain such approval, and if the Company does not obtain Stockholder Approval at the first meeting, to call a meeting every 90 days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the March 2026 Warrants are no longer outstanding.

Duration and Exercise Price

The March 2026 Warrants have an exercise price equal to $1.36 per share and will expire five years after stockholder approval. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, issuances of certain securities for a price per share below the exercise price of the March 2026 Warrants in effect at the time of such issuance, a Fundamental Transaction (as defined below) or similar events affecting our common stock and the exercise price.

Exercisability and Exercise Limitation

The March 2026 Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s March 2026 Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise (the “Blocker Provision”), except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s March 2026 Warrant up to 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the March 2026 Warrant.

Cashless Exercise

If, at the time a holder exercises the March 2026 Warrant, a registration statement registering the resale of the March 2026 Warrant Shares by the holder under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the March 2026 Warrant.

Fundamental Transactions

If at any time the March 2026 Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effects a Fundamental Transaction (as defined below), a holder of the March 2026 Warrant will be entitled to receive, upon exercise of the March 2026 Warrant, the kind and amount of securities, cash or other property that such holder would have received had they exercised the March 2026 Warrant immediately prior to the Fundamental Transaction. As an alternative, and at the Holder’s option in the event of a Fundamental Transaction, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), the Company shall purchase the unexercised portion of the March 2026 Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the March 2026 Warrant) of the remaining unexercised portion of the March 2026 Warrant on the date of the consummation of such Fundamental Transaction.

A “Fundamental Transaction” is defined in the March 2026 Warrant to mean (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation with or into another person, (ii) we or any subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another Person) is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock or 50% or more of the voting power of the common equity, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of our common stock.

Dividends or Distributions

If we declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) at any time after the issuance of the common warrants, then, in each such case, the holders of the March 2026 Warrants shall be entitled to participate in such distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of common stock acquirable upon complete exercise of the March 2026 Warrants.

Purchase Rights

If we grant, issue or sell any shares of our common stock or securities exercisable for, exchangeable for or convertible into our common stock, or rights to purchase stock, common warrants, securities or other property pro rata to the record holders of any class of shares of our common stock, referred to as “Purchase Rights”, then each holder of the March 2026 Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the March 2026 Warrant immediately before the record date, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined, for the grant, issue or sale of such Purchase Rights.

Failure to Timely Deliver Shares

If we fail to deliver to the holder a certificate representing shares issuable upon exercise of the March 2026 Warrant or to credit the holder’s balance account with Depository Trust Company for such number of shares of common stock to which the holder is entitled upon the holder’s exercise of the March 2026 Warrant, in each case, by the delivery date set forth in the March 2026 Warrant, and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by the holder of the March 2026 Warrant Shares which the holder anticipated receiving upon such exercise, or a Buy-In, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of March 2026 Warrant Shares that we were required to deliver to the holder in connection with the exercise at issue, times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the applicable warrant and equivalent number of March 2026 Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of common stock that would have been issued had we timely complied with our exercise and delivery obligations. In addition, if we fail to deliver to the holder any common stock pursuant to a validly-exercised March 2026 Warrant, we will be required to pay liquidated damages in the amount of $10 per trading day foreach $1,000 of the shares of common stock exercised but not delivered (and rising to $20 per trading day beginning the third trading day after the March 2026 Warrant Share delivery date) until such time the shares of common stock are delivered or the holder rescinds such exercise.

No Fractional Shares

No fractional shares or scrip representing fractional shares will be issued upon the exercise of the March 2026 Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company, at its election, can either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or make arrangements, or provide reasonable opportunity, for any person entitled to or holding a fractional interest in a share to sell such fractional interest or to purchase such additional fractional interests as may be necessary to acquire a full share.

Trading Market

There is no established trading market for the March 2026 Warrants, and the Company does not expect an active trading market to develop. The Company does not intend to apply to list the March 2026 Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the March 2026 Warrants will be extremely limited.

Rights as a Stockholder

Except as otherwise provided in the March 2026 Warrant or by virtue of the holder’s ownership of shares of the Company’s common stock, a holder of the March 2026 Warrant does not have the rights or privileges of a holder of the Company’s common stock, including any voting rights, until such holder exercises such holder’s March 2026 Warrant. The March 2026 Warrant provides that a holder of the March 2026 Warrant has the right to participate in distributions or dividends paid on the Company’s shares of common stock.

Transferability

Subject to applicable laws, the March 2026 Warrants may be offered for sale, sold, transferred or assigned.

Waivers and Amendments

The March 2026 Warrants may be modified or amended or the provisions of the March 2026 Warrants waived with the Company’s and the holder’s written consent.

Reasons for the March 2026 Warrant Exercise Proposal

Our common stock is listed on Nasdaq and trades under the ticker symbol “GOVX.” Nasdaq Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. Although 1,269,316 shares of common stock, or approximately 30.5% of the outstanding shares of our common stock (on a post-exercise basis), are issuable upon full exercise of the March 2026 Warrants, the March 2026 Warrants contains a Blocker Provision limits the number of shares which the Investor or its affiliates may be deemed to beneficially own at any time at 9.99% of the outstanding shares.

In addition, Nasdaq Listing Rule 5635(d) requires stockholder approval for a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the Minimum Price if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance (the “Exchange Cap”). For Nasdaq purposes, “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

Given the foregoing, we are seeking stockholder approval of the March 2026 Warrant Exercise Proposal, to comply with Nasdaq Listing Rules 5635(b) and 5635(d), to issue more than 20% of our outstanding common stock to the holders of the March 2026 Warrant to allow for the full exercise of the March 2026 Warrants.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our common stock outstanding, and, as a result, if the March 2026 Warrant is exercised, our current stockholders will own a smaller percentage of our then-outstanding shares of common stock. Additionally, the issuance or resale of our common stock issued to the holder upon exercise of the March 2026 Warrant could cause the market price of our common stock to decline.

Potential Consequences if this Proposal is Not Approved

The Board is not seeking the approval of our stockholders to authorize or ratify our entry into or consummation of the transactions contemplated by the March 2026 Inducement, as the March 2026 Inducement has already been completed and the March 2026 Warrants have already been issued. We are only asking for approval to issue the shares underlying the March 2026 Warrants upon exercise thereof.

The failure of our stockholders to approve this Proposal will mean that: (i) we cannot permit the exercise of the March 2026 Warrants for shares of common stock above the Exchange Cap and (ii) we would, in lieu of issuing shares of common stock above the Exchange Cap, be obligated to call a meeting of stockholders every 90 days to seek stockholder approval until the earlier of the date stockholder approval is obtained or the March 2026 Warrants are no longer outstanding.

The March 2026 Warrants have an exercise price of $1.36 per share. Accordingly, we would realize an aggregate of up to approximately $1,726,270 in gross proceeds if the March 2026 Warrants were exercised in full based on such value. If the March 2026 Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

No Appraisal Rights

Appraisal or dissenter rights are statutory rights under the laws of Delaware that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal or dissenter rights are not available in all circumstances. Appraisal rights are not available to our stockholders in connection with the March 2026 Inducement or the March 2026 Warrant Exercise Proposal.

Required Vote

The affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval of this proposal. Abstentions will have the same effect as votes against this proposal. We believe that this proposal will be considered “non-routine” and therefore broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3 TO APPROVE THE MARCH 2026 WARRANT EXERCISE PROPOSAL.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Wipfli LLP, (Atlanta, GA, PCAOB ID Number 344) has served as the Company’s independent registered public accounting firm since 2005. The Audit Committee has appointed Wipfli to serve as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2026. Wipfli is considered by the Audit Committee and management to be well qualified. Representatives of Wipfli are not expected to be present at the annual meeting.

Principal Accountant Fees and Services

The aggregate fees billed for the services rendered to us by Wipfli LLP for the years ended December 31, 2025 and 2024 were as follows:

	2025	2024
Audit Fees (1)	$189,797	$217,500
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$189,797	$217,500

(1)

Audit Fees for 2025 and 2024 consisted principally of fees for professional services in connection with the audits of our consolidated financial statements, review of our Annual Report on Form 10-K, review of our interim financial statements and Quarterly Reports on Form 10-Q, and review of registration statements.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by our independent auditors (the “Policy”) prior to the engagement of the independent auditors with respect to such services. Under the Policy, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit Committee prior to the services being performed. In each case, the Audit Committee considers whether the provision of such services would impair the independent auditor’s independence. All services provided by our independent auditors in fiscal 2025 and 2024 were pre-approved by the Audit Committee.

Stockholder ratification of the Audit Committee’s selection of Wipfli as our independent registered public accounting firm for the year ending December 31, 2026 is not required by our By-Laws, or otherwise. Nonetheless, the Board of Directors has elected to submit the selection of Wipfli to our stockholders for ratification. The selection will be ratified if a majority of the votes cast at the Annual Meeting on the proposal vote in favor. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the outcome of this proposal. If the selection of Wipfli as our independent registered public accounting firm for the year ending December 31, 2026 is not ratified, the matter will be referred to the Audit Committee for further review.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4 TO RATIFY THE APPOINTMENT OF WIPFLI LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2026.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is providing this report to enable stockholders to understand how it monitors and oversees the Company’s financial reporting process. The Audit Committee consists of four directors, each of whom are independent in accordance with the criteria of independence set forth in Section 301(3)(B) of the Sarbanes-Oxley Act of 2002 and operates pursuant to an Audit Committee charter that is reviewed annually by the Audit Committee and updated as appropriate. The Audit Committee charter is available on our web site at http://www.geovax.com.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2025 with management and the Company’s independent public accountants; (ii) discussed with the Company’s independent public accountants the matters required to be discussed by the applicable requirements of the Public Accounting Oversight Board and the Securities and Exchange Commission; (iii) received and reviewed the written disclosures and letter from the Company’s independent public accountants as required by the Public Company Accounting Oversight Board regarding the independent accountants’ independence; and (iv) discussed with the Company’s independent public accountants their independence from the Company.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit professional services rendered by Wipfli LLP, as discussed above and disclosed elsewhere in this Proxy Statement, is compatible with maintaining their independence.

Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2025 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE
John N. Spencer, Jr., Chairman
Randal D. Chase
Dean G. Kollintzas
Nicole Lemerond

PROPOSAL 5

ADVISORY VOTE: APPROVAL OF THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific Named Executive Officer, but rather the overall compensation of all of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future. Our Board of Directors and Compensation Committee value the opinion of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

In general, the Company operates in a marketplace where competition for talented executives is intense and significant. The biopharmaceutical industry is highly competitive and includes companies with far greater resources than ours. We are engaged in the long-term development of drug candidates without the benefit of significant current product revenues, and therefore our operations involve a high degree of risk and uncertainty. This level of risk and uncertainty may make it difficult to attract and retain talented executives. Nevertheless, continuity of personnel across multi-disciplinary functions is critical to the success of our business. Furthermore, since we have relatively few employees, each must perform a broad scope of functions, and there is very little redundancy in skills.

The three primary compensation elements used for executive officers are base salary, cash bonus, and stock option awards.

Base Salary

The Compensation Committee and the Board of Directors seek to maintain executive base salary at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve our goals over the long term. Base salaries provide our executive officers with a degree of financial certainty and stability and also reward individual achievements and contributions.

Cash Bonus

Annual cash incentive awards motivate our executive officers to contribute toward the achievement of corporate goals and objectives. Generally, every employee is eligible to earn an annual cash incentive award, promoting alignment and pay-for-performance at all levels of the organization. The Company does not have a formalized cash incentive award plan, and awards are based on the subjective recommendation of the President and Chief Executive Officer (except as to the President and Chief Executive Officer’s cash bonus) and on the Compensation Committee’s subjective judgment.

Stock Option Awards

Stock option awards are a fundamental element in the Company’s executive compensation program because they emphasize long-term performance, as measured by creation of stockholder value, and align the interests of our stockholders and management. In addition, the Compensation Committee believes they are crucial to a competitive compensation program for executive officers, and they act as a powerful retention tool. In its current pre-commercial state, the Company is still facing a significant level of risk, but with the potential for a high reward over a period of time, and therefore the Compensation Committee believes that stock incentive awards are appropriate for executive officers. These awards are provided through initial grants at or near the date of hire and through subsequent, periodic grants. The initial grant is typically larger than subsequent, periodic grants and is intended to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in our stock price over time. Subsequent periodic stock option awards may be granted to reflect each executive officer’s ongoing contributions to the Company, to create an incentive to remain at the Company, and to provide a long-term incentive to achieve or exceed our corporate goals and objectives. The Company does not have a formula for determining stock option awards. Awards are generally based on the subjective recommendation of the President and Chief Executive Officer and on the Compensation Committee’s subjective judgment. The Compensation Committee does not typically give much weight to the overall levels of stock and stock options owned by the Company’s executive officers and directors. The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for the Company’s executive officers.

We currently include solicitation of the say-on-pay vote at the annual meeting of stockholders every three years. At the last annual meeting of stockholders during which the matter was voted upon, held on August 1, 2023, the say-on-pay proposal was approved.

We believe that the executive compensation information provided in this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support the success of our business. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the proxy statement for the Company’s 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion, is hereby APPROVED.”

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 5 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 6

ADVISORY VOTE: THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are also seeking the input of our stockholders on the frequency with which we will hold non-binding, advisory votes on the compensation of our Named Executive Officers. In voting on this proposal, stockholders are provided with four choices. Stockholders may indicate their preference as to whether the advisory vote on the compensation of our Named Executive Officers should occur once every (a) one year, (b) two years, or (c) three years; or the stockholders may abstain from voting on this proposal. After careful consideration, it is the opinion of the Board of Directors that the frequency of the stockholder vote on the compensation of our Named Executive Officers should be every third year. We view the manner in which we compensate our Named Executive Officers as an essential part of our strategy for achieving success. We believe that a vote on the compensation of our Named Executive Officers should be conducted every third year so that stockholders may periodically express their views on our executive compensation program. The Company and the Compensation Committee, which is responsible for designing and administering our executive officer compensation program, values the opinions expressed by stockholders and will consider the outcome of the vote on the compensation of our Named Executive Officers in making decisions on executive compensation. While the Board recommends a triennial vote, stockholders are not voting to approve or disapprove of the Board’s recommendation. Rather, stockholders are being provided with the opportunity to cast a non-binding, advisory vote on whether the stockholder advisory vote on the compensation of our Named Executive Officers should occur once every (a) one year, (b) two years or (c) three years, or to abstain from voting on the matter.

As an advisory vote, this proposal is not binding on the Company, the Compensation Committee or the Board of Directors. Notwithstanding the advisory nature of the vote on this proposal, the Board of Directors values the opinions expressed by stockholders and will consider the outcome of the vote when making a determination as to the frequency of future advisory votes on the compensation of our Named Executive Officers. The frequency receiving the greatest number of votes cast – one year, two years or three years – will be deemed by us as the frequency that has been recommended by our stockholders. SEC rules require us to hold this advisory vote every six years; therefore, we anticipate that the next advisory vote on the frequency of future advisory votes on the compensation of our Named Executive Officers will not occur until 2032.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR “THREE YEARS” ON THE ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OTHER MATTERS

Stockholder Proposals and Other Director Nominations

Any proposal which a stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) at our next Annual Meeting of Stockholders to be held in 2027 must be received by us on or before December 28, 2026. Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy statement and proxy in 2026. Stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by us after December 28, 2026. If a stockholder proposal received after December 28, 2026 is considered at the Annual Meeting, the appointed proxies will have discretionary authority to vote on the matter. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements, even if it was not discussed in this Proxy Statement.

Notice of intention to present a proposal at the 2027 Annual Meeting of Stockholders should be addressed to Corporate Secretary, GeoVax Labs, Inc., 1955 Lake Park Drive, Suite 300, Smyrna, Georgia 30080.

In addition to the above requirements, in order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than GeoVax’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 18, 2027.

Availability of Annual Report

GeoVax’s Annual Report to Stockholders, containing the Company’s Annual Report on Form 10-K including the Company’s audited financial statements for the year ended December 31, 2025, accompanies this Proxy Statement but is not a part of the Company’s soliciting materials.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for fiscal 2025, filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Investor Relations, GeoVax Labs Inc., 1955 Lake Park Drive, Suite 300, Smyrna, Georgia 30080, or contact Investor Relations by telephone at (678) 384-7220 or email at investor@geovax.com. The Company’s Form 10-K is also available online at the Company’s website, www.geovax.com.

Delivery of Documents to Stockholders Sharing an Address

Some banks, brokers or other nominees may participate in the practice of “householding” proxy materials. This means that only one copy of our Proxy Statement, form of proxy, Annual Report, or Notice of Internet Availability of Proxy Materials, as applicable, may have been sent to multiple stockholders living in the same household. We will promptly arrange for delivery of a separate copy of our Proxy Statement, form of proxy, Annual Report, or Notice of Internet Availability of Proxy Materials, as applicable, to any stockholder of record who shares with another stockholder an address to which only one copy was delivered upon request made (i) in writing to us at GeoVax Labs, Inc., Attention: Corporate Secretary, 1955 Lake Park Drive, Suite, 300, Smyrna, Georgia 30080, (ii) by calling us at (678) 384-7220, or (iii) via e-mail to investor@geovax.com. Any stockholder who shares with another stockholder an address that receives only one copy of our proxy statement and wishes to receive a separate copy of any such document in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee, or contact us at the above address and telephone number.

By Order of the Board of Directors

Mark W. Reynolds
Corporate Secretary

GEOVAX LABS, INC.

ATTN: CORPORATE SECRETARY

1955 LAKE PARK DRIVE, SUITE 300

SMYRNA, GEORGIA 30080

 VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card or Notice Regarding Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

 VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card or Notice Regarding Availability of Proxy Materials in hand when you call and then follow the instructions.

 VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GEOVAX LABS, INC.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐
Nominees:
01) David A. Dodd	03) Dean G. Kollintzas	05) Robert T. McNally		07) John N. Spencer, Jr.
02) Randal D. Chase	04) Nicole Lemerond	06) Jayne Morgan

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:	For	Against	Abstain
2. To approve the February 2026 Warrant Exercise Proposal.	☐	☐	☐
3. To approve the March 2026 Warrant Exercise Proposal.	☐	☐	☐
4. Ratification of the appointment of Wipfli LLP as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2026.	☐	☐	☐
5. Approval on an advisory basis, of the compensation of our Named Executive Officers.	☐	☐	☐

The Board of Directors recommends that you vote for “3 YEARS” on proposal 6:	1 Year	2 Years	3 Years	Abstain
6. Vote on an advisory basis, on the frequency of future advisory votes on the compensation of our Named Executive Officers.	☐	☐	☐	☐

NOTE:   To transact such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby ratifies and confirms all that said attorneys in fact, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the annual meeting and the accompanying proxy statement.

NOTE: Please sign, within the box, exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

GEOVAX LABS, INC.

This proxy is solicited by the Board of Directors

Annual Meeting of Stockholders

June 17, 2026, 8:30 a.m.

The shares represented by this proxy will be voted as specified herein by the stockholder when instructions are given in accordance with the procedures described herein and in the accompanying Proxy Statement. If no specification is made, all shares will be voted “FOR” approval of all proposals.

The stockholder represented herein appoints David A. Dodd and Mark W. Reynolds, and each of them, with full power to act alone, the true and lawful attorneys in fact and proxies, with the full power of substitution and revocation, to vote all shares of common stock entitled to be voted by said stockholder at the Annual Meeting of Stockholders of GeoVax Labs, Inc. to be held at the offices of Womble Bond Dickinson (US) LLP, 1331 Spring Street, NW, Suite 1400, Atlanta, Georgia 30309, on June 17, 2026 at 8:30 a.m. Atlanta Time, and in any adjournment or postponement thereof as specified in this proxy. This proxy revokes any proxy previously given.

Stockholders may revoke this proxy at any time prior to the vote at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the shares represented by this proxy will be voted at the discretion of the proxies identified above.

[CONTINUED AND TO BE SIGNED ON REVERSE SIDE]